CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Glimcher Realty Trust of Form S-3 of our report dated February 20, 1998 on our audits of the consolidated financial statements and financial statement schedule of Glimcher Realty Trust as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the 1997 Annual Report on Form 10-K and of our reports on acquired properties for the year ended December 31, 1997 as discussed below:


Form       Date of Form     Date Filed       Date of Report   Property Name
----       ------------     ----------       --------------   -------------
Form 8-K/A January 27, 1998 January 28, 1998 January 16, 1998 University Mall
Form 8-K   June 19, 1998    June 19, 1998    May 27, 1998     Northtown Mall
Form 8-K   June 19, 1998    June 19, 1998    May 27, 1998     Lloyd Center
                                                               Mall

We also consent to the reference to our firm under the caption "Experts".


                                             PRICEWATERHOUSECOOPERS LLP

Columbus, Ohio
   August 27, 1998